                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 PartnerRe Ltd.

--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                                PROXY STATEMENT

                                PARTNERRE LTD.
                                 Chesney House
                               96 Pitts Bay Road
                            Pembroke HM 08, Bermuda

                               -----------------

                    ANNUAL GENERAL MEETING -- May 21, 2002

To the Shareholders of PartnerRe Ltd.:

   You are cordially invited to attend the Annual General Meeting of your Company to be held at 2:30 p.m. on Tuesday, May 21, 2002 at the Company's head office at Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda.

   A report on the current affairs of the Company will be presented at the meeting and shareholders will have an opportunity for questions and comments.

   It is earnestly requested that you complete, sign, date and mail the enclosed proxy card in the enclosed business reply envelope or vote electronically via the Internet or telephone whether or not you plan to attend the Annual General Meeting. See "Voting Via the Internet or By Telephone" in the Proxy Statement for more details.

   Prompt return of your proxy card will reduce the cost of further mailings and other follow-up work. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

   We are grateful for your assistance and express our appreciation in advance.

                                          Sincerely yours,

                                          /s/ David T. McLaughlin
                                          David T. McLaughlin
                                          Chairman of the Board of Directors

April 1, 2002

IMPORTANT:  PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE
            ELECTRONICALLY VIA THE INTERNET OR TELEPHONE. THE MEETING DATE IS MAY 21, 2002.

                                PARTNERRE LTD.
                                 Chesney House
                               96 Pitts Bay Road
                            Pembroke HM 08, Bermuda

                               -----------------

               NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

                          To Be Held on May 21, 2002

                               -----------------

   NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of PartnerRe Ltd. (the "Company") will be held at the Company's head office at 96 Pitts Bay Road, Pembroke, Bermuda, on Tuesday, May 21, 2002, at 2:30 p.m. local time, for the following purposes:

      1. To elect three (3) directors to hold office until the annual general meeting of shareholders in the year 2005 or until their respective successors have been duly elected;

      2. To approve an increase in the authorized share capital of the Company from US$120,000,000 to US$ 150,000,000 by the creation of 30,000,000 undesignated shares, par value US$1.00 per share;

      3. To re-appoint Deloitte & Touche, independent auditors, as the Company's auditors for the ensuing period ending with the 2003 annual general meeting and to refer the determination of auditors' remuneration to the Board of Directors; and

      4. To consider and take action with respect to such other matters as may properly come before the Annual General Meeting or any adjournment or adjournments thereof.

   The Board of Directors has fixed the close of business on March 22, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual General Meeting.

   All shareholders are cordially invited to attend the Annual General Meeting.

                                          By order of the Board of Directors

                                          /s/ Christine E. Patton
                                          Christine E. Patton
                                          Secretary

Pembroke, Bermuda
April 1, 2002

                                PROXY STATEMENT

                                PARTNERRE LTD.

                    Annual General Meeting of Shareholders

                                 May 21, 2002

                              GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of PartnerRe Ltd. (the "Company") of proxies from holders of the Company's common shares, par value $1.00 per share (the "Common Shares"). The proxies will be voted at the Annual General Meeting of Shareholders to be held on May 21, 2002 at 2:30 p.m. local time, at Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda, and at any adjournment or adjournments thereof (the "Annual Meeting").

   The mailing address of the Company is Chesney House, 96 Pitts Bay Road, Pembroke HM 08, Bermuda, (telephone 1-441-292-0888). The Notice of Annual General Meeting of Shareholders, the Proxy Statement and the accompanying Proxy were first transmitted to shareholders of the Company on or about April 1, 2002.

   The Board has fixed the close of business on March 22, 2002 as the record date (the "Record Date") for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, an aggregate of 50,239,670 Common Shares were issued and outstanding, each share entitling the holder thereof to one vote on each matter to be voted upon at the Annual Meeting, except that if a person (other than Swiss Reinsurance Company and its affiliates) constructively or beneficially, directly or indirectly, owns more than 9.9% of the voting power of the outstanding Common Shares, the voting rights with respect to such shares will be limited, in the aggregate, to voting power of 9.9%, pursuant to a formula specified in the Company's Bye-laws. The presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares (without regard to the limitation on voting referred to above) is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies will be solicited initially by mail. Further solicitation may be made by directors, officers and employees of the Company personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Shares.

   At the Annual Meeting, shareholders of the Company will be asked to (i) elect three directors to serve on the Board until the annual general meeting of shareholders in the year 2005; (ii) approve an increase in the authorized share capital of the Company from US$120,000,000 to US$150,000,000 by the creation of 30,000,000 undesignated shares, par value US1.00 per share and (iii) re-appoint Deloitte & Touche, independent auditors, as the Company's auditors for the ensuing period ending with the 2003 annual general meeting and to refer the determination of the auditors' remuneration to the Board of Directors.

   Shareholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting.

   All matters referenced in this proxy statement upon which shareholders are called to vote will be decided by a simple majority of votes cast. A hand vote will be taken unless a poll is requested pursuant to the Company's Bye-laws.

   A copy of the Company's Annual Report for the year ended December 31, 2001 is being mailed to shareholders together with this Proxy Statement. The financial statements of the Company for the year ended December 31, 2001 contained in the Annual Report and the Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2001 are specifically incorporated herein by reference and made a part hereof.

                          SOLICITATION AND REVOCATION

   PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS OF THE COMPANY. THE PERSONS NAMED IN THE FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Such persons designated as proxies are the Chairman of the Board of Directors and the President and Chief Executive Officer of the Company. A shareholder desiring to appoint some other person to represent him at the Annual Meeting may do so either by inserting such person's name in the blank space provided in the enclosed Form of Proxy, or by completing another form of proxy and, in either case, delivering the completed Proxy to the Secretary of the Company at the address indicated above, before the time of the Annual Meeting. It is the responsibility of the shareholder appointing some other person to represent him to inform such person of this appointment.

   Common Shares represented at the Annual Meeting by a properly executed and returned Proxy will be voted at the Annual Meeting in accordance with instructions noted thereon, or if no instructions are noted, the Proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting. If a shareholder appoints a person other than the persons named in the Form of Proxy to represent him, such person will vote the shares in respect of which he is appointed proxy holder in accordance with the directions of the shareholder appointing him. A submitted Proxy is revocable by a shareholder at any time prior to its being voted provided that such shareholder gives oral or written notice to the Secretary of the Company at or prior to the Annual Meeting that such shareholder intends to vote in person or by submitting a subsequently dated Proxy. Attendance at the Annual Meeting by a shareholder who has given a Proxy shall not in and of itself constitute a revocation of such Proxy.

   Proxies will be solicited initially by mail. Further solicitation may be made by directors, officers and employees of the Company personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Shares. The costs of soliciting proxies will be borne by the Company. It is estimated that these costs will be nominal.

                    VOTING VIA THE INTERNET OR BY TELEPHONE

   Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

   There are separate Internet and telephone voting arrangements depending upon whether shares are registered in your name or in the name of a bank or broker.

Shares Registered Directly in the Name of the Shareholder

   Shareholders with shares registered with EquiServe, the Company's transfer agent, may vote electronically by calling 1-877-779-8683 and entering the control number located on your proxy card and following the recorded instructions. To vote on the Internet, shareholders should go to the site http://www.eproxyvote.com/pre and enter the control number located on their proxy card and follow the instructions provided.

Shares Registered in the Name of a Brokerage firm or Bank

   If your shares are held through a bank or broker you may also be eligible to vote your shares electronically. Simply follow the instructions on your voting form, using either the toll-free telephone number or the Internet address that is listed.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                           MANAGEMENT AND DIRECTORS

   The table below sets forth the beneficial ownership of Common Shares by all persons who beneficially own 5% or more of the Common Shares and by all directors and certain executive officers of the Company as of March 15, 2002.

                                                      Amount and
                                                      Nature of      Percent
                                                      Beneficial        of
         Name and Address of Beneficial Owner        Ownership(1)    Class(1)
         ------------------------------------        ------------    --------
   Swiss Reinsurance Company........................  14,603,969(2)   26.93%
   50-60 Mythenquai
   8022 Zurich, Switzerland
   Janus Capital Corporation........................   3,500,275(3)    6.97%
   100 Fillmore Street
   Denver, Colorado, U.S.A.
   Delaware Management Holdings Co. Inc.............   2,682,436(4)    5.34%
   One Commerce Square,
   2005 Market St.
   Philadelphia, Pennsylvania, U. S. A
   Pimco Equity Advisors LLC........................   2,627,500(5)    5.24%
   888 San Clemente Drive, Suite 100
   Newport Beach, California, U.S.A

               Name of Beneficial Owner
               ------------------------
   Patrick Thiele...................................      27,506(6)       *
   Albert Benchimol.................................      60,259(7)       *
   Bruno Meyenhofer.................................         -- (8)      --
   Graham J. Dimmock................................     114,000(9)       *
   Scott D. Moore...................................     203,927(10)      *
   David T. McLaughlin..............................      76,296(11)      *
   Robert M. Baylis.................................      18,673(12)      *
   Jan H. Holsboer..................................      16,336(13)      *
   Robert B. Horton.................................      33,567(14)      *
   Walter B. Kielholz...............................        --  (15)     --
   Jean-Paul Montupet...............................         -- (16)     --
   John Rollwagen...................................       9,000(17)      *
   Remy Sautter.....................................        --  (18)     --
   Lucio Stanca.....................................      30,000(19)      *
   All directors and executive officers (15 persons)     595,814      1.13 %

--------
*    Denotes beneficial ownership of less than 1%
 (1) Assumes the exercise of 1,355,746 Class B Warrants, as defined below. Class B Warrants vested in November 1997 and further vesting of Class B Warrants will not occur. The Class B Warrants are exercisable through November 2004 at an exercise price per Common Share of $17. Upon the closing of the initial public offering on November 4, 1993, Class A Warrants to purchase 10,168,093 Common Shares were issued to private investors (the "Class A Warrants"). Class B Warrants to purchase up to 6,778,728 Common Shares were issued to Swiss Reinsurance Company ("Swiss Re") and Head & Company L.L.C. on November 4, 1993 (the "Class B Warrants"), of these only 1,355,746 remain outstanding and exercisable.
 (2) Based on a report on Schedule 13D filed by Swiss Re and certain affiliates with the U.S. Securities and Exchange Commission on December 18, 2001, Swiss Re beneficially owns 14,603,969 Common Shares, including (i) 13,296,324 Common Shares owned by Swiss Re Capital Management (Bermuda) Ltd., a wholly-owned subsidiary of Swiss Re, (ii) 677,873 Common Shares issuable upon the exercise of vested Class B Warrants owned by Swiss Re Capital Management (Bermuda) Ltd., (iii) 541,772 Common Shares owned by European Reinsurance Company of Zurich, a wholly-owned subsidiary of Swiss Re, and
    (iv) 88,000 Common Shares issuable upon the exercise of options owned directly by Swiss Re.
 (3) Based on a report on Schedule 13G filed by Janus Capital Corporation and Thomas H. Bailey ("Janus") with the U.S. Securities and Exchange Commission on February 11, 2002, Janus has sole dispositive power of 3,500,275 Common Shares.
 (4) Based on a report on Schedule 13G filed by Delaware Management Holdings Co. Inc. ("Delaware Mgmt.") with the U.S. Securities and Exchange Commission on February 7, 2002, Delaware Mgmt. has sole dispositive power of 2,682,436 Common Shares.
 (5) Based on a report on Schedule 13G filed by Pimco Equity Advisors LLC ("Pimco") with the U.S. Securities and Exchange Commission on February 13/, 2002, Pimco has sole dispositive power of 2,627,500 Common Shares. /
 (6) Mr. Thiele holds options to purchase 138,914 Common Shares, 14,539 of which are currently exercisable. In addition Mr. Thiele has been granted 10,000 shares of restricted stock, which vest in December 2004, and he has acquired 467 Common Shares under the Company's Employee Share Purchase Plan.
 (7) Mr. Benchimol holds options to purchase 121,750 Common Shares, 60,000 of which are currently exercisable. In addition Mr. Benchimol acquired 259 Common Shares under the Company's Employee Share Purchase Plan.
 (8) Mr. Meyenhofer holds options to purchase 122,050 Common Shares, none of which are currently exercisable.
 (9) Mr. Dimmock holds options to purchase 157,225 Common Shares, 106,000 of which are currently exercisable.
(10) Mr. Moore holds options to purchase 267,177 Common Shares, 189,427 of which are currently exercisable.
(11) Mr. McLaughlin's holding includes options to purchase 65,710 Common Shares, all of which are exercisable.
(12) Mr. Baylis' holding includes options to purchase 16,000 Common Shares, all of which are exercisable.
(13) Mr. Holsboer's holding includes options to purchase 16,000 Common Shares, all of which are exercisable.
(14) Mr. Horton's holding includes options to purchase 14,000 Common Shares, all of which are exercisable.
(15) The Company has been advised that in accordance with the terms of Mr. Kielholz' employment with Swiss Re, all Common Shares and options to purchase Common Shares received as part of his director's compensation have been transferred to Swiss Re.
(16) Mr. Montupet was appointed to the Board in February 2002 and he has no beneficial ownership of Common Shares.
(17) Mr. Rollwagen's holding includes options to purchase 8,000 Common Shares, all of which are exercisable.
(18) Mr. Sautter was appointed to the Board in November 2001 and he has no beneficial ownership of Common Shares.
(19) Mr. Stanca holds options to purchase 30,000 Common Shares, all of which are exercisable.

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange, initial reports of ownership and reports of changes in beneficial ownership of such equity securities of the Company. To the Company's knowledge, based upon the reports filed and written representations that no other reports were required, during the fiscal year ended December 31, 2001, no director or executive officer of the Company failed to file on a timely basis reports required by Section 16(a).

                             ELECTION OF DIRECTORS

   The Board of Directors of the Company presently consists of ten members. At the Annual Meeting, three directors will be elected to hold office for three-year terms until the annual general meeting in the year 2005 or until their successors have been elected. The Proxy will be voted in accordance with the directions thereon or, if no directions are indicated, for election of the three nominees named below whose election has been proposed and recommended by the Board of Directors. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying Proxy will vote for such nominee, if any, in their discretion as may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy. The presence, in person or by proxy, of a majority of the outstanding Common Shares is required for a quorum for the election of directors at the Annual Meeting but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Election of directors at the Annual Meeting will be decided by a simple majority of votes cast.

Nominees

   The respective ages, business experience and directorships in other companies of the three nominees for election are set forth below. All of the nominees are currently directors of the Company. Mr. Horton was elected at the 1999 Annual Meeting. Messrs. Thiele and Sautter were appointed by the Board of Directors effective December 1, 2000 and November 20, 2001, respectively, and are being nominated for election by shareholders for the first time at the Annual Meeting. If elected, all three nominees will serve a three-year term.

                                   Name                       Age
                                   ----                       ---
              Robert B. Horton............................... 62
              Remy Sautter................................... 56
              Patrick Thiele................................. 51

   Robert B. Horton has served as a director of the Company since November 8, 1993 and is Chairman of the Company's Finance Committee and a member of the Company's Governance Committee. Mr. Horton was Chairman of Railtrack plc from February 2, 1993 until July 21, 1999. Mr. Horton served as Chairman and Chief Executive Officer of The British Petroleum Company from March 1990 until June 1992 and as Deputy Chairman from 1988 to 1990. From 1986 to 1989, Mr. Horton served as Chairman and Chief Executive Officer of Standard Oil. Mr. Horton is also a director of Emerson Electric Company and Premier Farnell plc.

   Mr. Remy Sautter was appointed to the Board in November 2001. Mr. Sautter is Chairman and Chief Executive Officer of RTL Radio, France. From July 1996 to June 2000 Mr. Sautter was President and Chief Executive Officer of CLT-UFA Group. From 1985 to 1996 Mr. Sautter was Vice-Chairman and Managing Director of RTL Radio, France and in 1989 he was appointed as Managing Director in charge of CLT radio activities. Mr. Sautter is also a Chairman of the Board of Channel 5, UK and serves as a director of M6 Television (Paris) and WANADOO (Paris) and is on the Board of Advisors of Duke Street Capital (London).

   Patrick A. Thiele joined the Company on December 1, 2000 as President and Chief Executive Officer. Mr. Thiele was appointed to the Board effective December 1, 2000, and is a member of the Company's Finance Committee. Mr. Thiele was employed by CGNU from 1999 to 2000 and served as Managing Director, Group Office. From 1978 to 1998 Mr. Thiele was employed by The St. Paul Companies and served as President and Chief Executive Officer of the worldwide insurance operations from 1996 to 1998. Prior to that, Mr. Thiele was Chief Financial Officer from 1991 to 1996. Mr. Thiele was also a member of the Board of Directors of The St. Paul Companies and John Nuveen & Co., its investment subsidiary. Mr. Thiele is also a director of the Wenger Corporation and the University of Wisconsin's Graduate School of Business and is on the Board of Overseers of the School of Risk Management and Actuarial Science, St. John's Campus, New York.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE DIRECTORS NAMED ABOVE.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

   The table below sets forth the names, ages and titles of the persons who were directors of the Company (in addition to Messrs. Horton, Sautter and Thiele) and executive officers of the Company as of March 15, 2002.

          Name          Age                      Position
          ----          ---                      --------
 Albert Benchimol...... 44  Executive Vice President & Chief Financial Officer
 Graham J. Dimmock..... 52  Deputy Chief Executive Officer, PartnerRe Global
 Bruno Meyenhofer...... 53  Chief Executive Officer, PartnerRe Global
 Scott D. Moore........ 49  Chief Executive Officer, PartnerRe US
 Mark Pabst............ 56  Executive Vice President, Corporate Affairs
 David McLaughlin (1).. 69  Chairman of the Board of Directors
 Robert M. Baylis (2).. 63  Director
 Jan H. Holsboer (3)... 55  Director
 Walter B. Kielholz (4) 52  Director
 Jean-Paul Montupet.... 54  Director
 John Rollwagen (5).... 61  Director
 Lucio Stanca (6)...... 60  Director

--------
(1) Chairman of the Company's Governance Committee and Member of the Company's Audit Committee.
(2) Chairman of the Company's Audit Committee and Member of the Company's Human Resources Committee.
(3) Member of the Company's Audit and Finance Committees.
(4) Member of the Company's Governance and Human Resources Committees.
(5) Vice Chairman of the Company's Human Resources Committee and Member of the Company's Finance Committee and Audit Committee.
(6) Chairman of the Company's Human Resources Committee and Member of the Company's Governance Committee.

   Albert A. Benchimol joined the Company on April 1, 2000 as Executive Vice President and Chief Financial Officer. Mr. Benchimol was employed by Reliance Group Holdings, Inc. from 1989 to 2000. He served as Senior Vice President and Treasurer from 1998 to 2000 and as Vice President and Treasurer from 1994 to 1998. From 1989 to 1994, Mr. Benchimol served as Vice President and Assistant Treasurer. Prior to that, Mr. Benchimol was employed by Bank of Montreal from 1982 to 1989. In June 2001, Reliance Group Holdings filed for protection under Chapter 11 of the U.S. Bankruptcy Code.

   Graham J. Dimmock joined the Company on February 17, 1996 as Executive Vice President and has been in the PartnerRe Paris office since April 30, 1998. Effective February 2002 Mr. Dimmock was appointed as Deputy Chief Executive Officer, PartnerRe Global and he also serves as Director General of PartnerRe SA. Mr. Dimmock was employed by Employers Re Ltd. (London) from 1991 to 1996, where he served as Managing Director responsible for reinsurance operations. Prior to that, Mr. Dimmock was head of property underwriting and marketing for Swiss Reinsurance Company (U.K.) Limited.

   Bruno Meyenhofer joined the Group on January 1, 1999 as Executive Vice President upon the acquisition of the reinsurance operations of Winterthur Insurance Company and became the Chief Operating Officer, Global Reinsurance Operations on April 1, 1999. Effective February 2002 Mr. Meyenhofer was appointed as Chief Executive Officer, PartnerRe Global. Mr. Meyenhofer was a member of the Group Executive Board of Winterthur Insurance Company from 1997 to 1998 responsible for reinsurance operations and Group Risk management and prior thereto was Senior Vice President, Reinsurance for Winterthur Insurance Company from 1993.

   Scott D. Moore joined the Company on December 11, 1993 and in 1998 became the President and Chief Executive Officer of PartnerRe US prior to which he was Executive Vice President and Chief Financial Officer of the Company. Mr. Moore was employed by Crum & Forster Insurance from March 1 to December 10, 1993 as Senior Vice President and Chief Financial Officer, and from June 1991 to February 1993 he served as Senior Vice President and Chief Financial Officer of Skandia America Corporation. From 1978 to 1991, Mr. Moore was employed by Coopers & Lybrand, where he was an insurance industry specialist partner. Mr. Moore is also a director of American Credit Indemnity Company.

   Mark Pabst joined the Company on July 16, 2001 as Executive Vice President, Corporate Affairs. From 1992 until 2001 Mr. Pabst was President of St. Paul International and from 1988 to 1992 he was employed by St. Paul Companies Inc. as Senior Vice President, Human Resources. Prior to joining the St. Paul Companies, Mr. Pabst was employed as the Managing Director of Human Resources at MCorp from 1982 until 1988.

   David T. McLaughlin has served as Chairman of the Board since November 8, 1993 and is Chairman of the Company's Governance Committee and a member of the Company's Audit Committee. Mr. McLaughlin was President and Chief Executive Officer of the Aspen Institute from 1987 until July 1997. From 1981 to 1987, Mr. McLaughlin was President of Dartmouth College, and from 1977 to 1981 he was Chairman of the Toro Company. Mr. McLaughlin is Chairman of Orion Safety Products and in June 2001 was appointed Chairman of the American Red Cross. Mr. McLaughlin is also a director of Viacom Inc.

   Robert M. Baylis has served as a director since May 19, 2000 and is the Chairman of the Company's Audit Committee and a member of the Company's Human Resource Committee. He is the retired Vice Chairman of CS First Boston, a position he held until 1996, and prior to his retirement was Chairman and Chief Executive Officer of CS First Boston Pacific Inc. Mr. Baylis is a Director of Credit Suisse First Boston (USA) Inc., New York Life Insurance Company, Host Marriott Corporation, Covance Inc., and Gildan Activewear, Inc. He is an overseer of the University of Pennsylvania Museum and a director of the International Forum, an executive education program of the Wharton School. Mr. Baylis is a member of the Advisory Council of the Economics Department of Princeton University and is also a member of the New York Society of Security Analysts and the National Association of Business Economists.

   Jan H. Holsboer has served as a director since May 19, 2000 and is a member of both the Company's Audit Committee and Finance Committee. Mr. Holsboer was a member of the Executive Board ING/Nationale-Nederlanden and was primarily responsible for International Operations from 1990 to 1999. From 1997 to 1999 Mr. Holsboer was Chairman of the Executive Committee of the Financial Services International of ING Bank for all retail insurance, bank and asset management products outside the Benelux, including all reinsurance activities. During this period Mr. Holsboer was also a member of the Executive Committee of ING Bank. Mr. Holsboer has been a member of the Geneva Association since 1986. He served as President from 1993 to 1999 and as Honorary President from 2000. Mr. Holsboer was also a Board member of the International Insurance Society from 1994 to 1999.

   Walter B. Kielholz has served as a director of the Company since August 26, 1993 and is a member of both the Company's Governance Committee and Human Resources Committee. Mr. Kielholz has been a member of the Executive Board of Swiss Re since 1994 and has been the Chief Executive Officer since 1997. Mr. Kielholz has been a member of Swiss Re general management since 1993. From 1991 he was a Senior Vice President of Swiss Re. He joined Swiss Re in 1989 as a member of management. From 1986 to 1988, Mr. Kielholz was a Vice President of Credit Suisse.

   Mr. John A. Rollwagen has served as a director since May 22, 2001. He is Vice Chairman of the Company's Human Resources Committee and a member of the Company's Finance Committee and Audit Committee. He has served as a principal of Quatris Fund, an affiliate fund of St. Paul Venture Capital since October 2000 and from 1993 he has been an investor and business advisor specializing in information technology. From 1975 until 1993 Mr. Rollwagen was Chairman and Chief Executive Officer of Cray Research, Inc. Mr. Rollwagen is a director of Computer Network Technology Inc., Lexar Media, Diva Systems, and Unlimited Scale Inc. and serves on the Board of Minnesota Public Radio.

   Mr. Jean-Paul Montupet was appointed to the Board in February 2002. Mr. Montupet is Executive Vice President and Advisory Director of Emerson Electric Co. Over his twelve years with Emerson, Mr. Montupet has held various positions of responsibility, including Chairman of Emerson Asia-Pacific in 1994. He is currently responsible for Emerson's Industrial Automation Business. From 1982 to 1989 Mr. Montupet was a Member of the Board and Director of North American Operations of Leroy Somer. Mr. Montupet is also Chairman of the Board of Governors of NEMA (National Electrical Manufacturers Association).

   Mr. Lucio Stanca has served as director of the Company since May 12, 1998 and is the Chairman of the Company's Human Resources Committee and a member of the Company's Governance Committee. In July 2001 Mr. Stanca was appointed as Minister of Innovation and Technology in the Italian Government. Mr. Stanca was Executive Chairman of IBM EMEA (Europe, Middle East and Africa) from 1994 until his retirement from the Company in 2001. From 1991 until 1994 Mr. Stanca was Chairman and Chief Executive Officer of IBM SEMEA (South Europe, Middle East and Africa). Mr. Stanca worked with IBM in both Europe and the USA from 1968. Mr. Stanca is also a director of FILA and the Bocconi University in Milan.

   The Company's Board of Directors is divided into three classes as follows: the first class, whose term expires at the 2003 annual general meeting of the Company's shareholders, is comprised of Walter B. Kielholz, Jan H. Holsboer and Robert M. Baylis. The second class, whose term expires at the 2004 annual general meeting of the Company's shareholders, is comprised of David T. McLaughlin, John A. Rollwagen, Lucio Stanca and Jean-Paul Montupet. The third class, whose term expires at the 2002 annual general meeting of the Company's shareholders, is comprised of Robert B. Horton, Remy Sautter and Patrick A. Thiele. If elected, Messrs. Horton, Sautter and Thiele will serve as a class of directors whose term will expire at the 2005 annual general meeting of shareholders.

Board of Directors' Meetings and Committees

   The Board of Directors has standing Governance, Audit, Human Resources and Finance Committees.

   The Governance Committee was established in February 2001 to oversee all aspects of Board governance. It advises the Board of Directors with respect to its organisation, the selection and recommendation of new Directors, committee structure, director compensation, Board performance and objectives, the performance and compensation of the Chief Executive Officer (CEO), CEO succession planning and the nomination of the Chairman of the Board. The Chairman of the Governance Committee is the non- Executive Chairman of the Board and all Committee members are non-executive directors of the Company. The Governance Committee met three times in 2001.

   The Finance Committee was established in February 2001 as a combination of the former Risk Management and Investment Committees. It advises the Board with respect to the Company's overall risk tolerance and the manner in which the Company's capital is exposed to losses through reinsurance and investment activities. It monitors and approves the Company's catastrophe exposure and levels of retrocession and reviews the Company's reserving policy. In regard to investment activities, it reviews the Company's asset allocation policy and investment guidelines and monitors investment performance against agreed benchmarks. It also oversees the Company's balance sheet and capital management policies including new capital raising, capital allocation, dividend payments and capital expenditure. The Finance Committee met three times in 2001. The former Risk Management and Investment Committees met once in 2001.

   The Audit Committee oversees the financial reporting process and the internal control structure of the Company on behalf of the Board and establishes standards for review of the Company's compliance with applicable accounting and regulatory requirements. The Audit Committee, comprising independent members of the Board, meets with management and with the Company's independent auditors to review matters relating to the quality of financial reporting and internal accounting control, including the nature, extent and results of their audits, and otherwise maintains communications between the Company's independent auditors and the Board of Directors. The Audit Committee met four times in 2001.

   The Human Resources Committee (formerly known as the Compensation Committee) oversees all human resources philosophy, policy and administration for the Company. It reviews and approves all salary and incentive payments for executive officers (in conjunction with the Governance Committee for the Chief Executive Officer) and recommends to the Board all stock related compensation for executive officers. The Committee is also responsible for all forms of noncurrent monetary compensation, including the administration of the 1993 PartnerRe Ltd. Stock Option Plan, the Employee Incentive Plan, the Employee Share Purchase Plan and the defined contribution pension plans. It is also responsible for management continuity and reviews all executive officer appointments. The Human Resources Committee met four times in 2001.

   The Board of Directors held ten meetings in 2001 and each Director attended at least 80% of the Board meetings and of the meetings held by all committees of the Board of which such Director was a member.

   In 2001 the Risk Management Committee consisted of Jan H. Holsboer, Walter Kielholz, and Patrick Thiele and the Investment Committee consisted of Robert
B. Horton, Robert M. Baylis and Frederick Whittemore. The newly formed Finance Committee consisted of Robert B. Horton, Jan H. Holsboer, John Rollwagen and Patrick Thiele. The Audit Committee consisted of David T. McLaughlin, Robert M. Baylis, John Rollwagen and Jan H. Holsboer. The Human Resources Committee consisted of Robert Baylis, Lucio Stanca, John Rollwagen and Walter Kielholz. The Governance Committee consisted of David T. McLaughlin, Robert B. Horton, Lucio Stanca and Walter Kielholz.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company is party to agreements with Swiss Re, of which Walter B. Kielholz is Chief Executive Officer, and its affiliates. Swiss Re and certain of its affiliates receive fees from the Company pursuant to certain agreements with the Company, as described below.

  Agreements with Swiss Re and Affiliates

   The Company and its affiliates utilize, in the conduct of their business, certain underwriting services and licensed technology provided by Swiss Re and its affiliates, pursuant to various service agreements including the Underwriting Services and Cooperation Agreement. Fees incurred pursuant to such agreements include fixed fees for access to technology and database resources. The Agreement became effective January 1, 1997 and was amended in 1998 to provide services to the Company's affiliates. The Agreement contains a provision that allows Swiss Re or the Company to terminate the Underwriting Services and Cooperation Agreement upon a change of control of the Company (as defined in the Underwriting Services and Cooperation Agreement). The fees paid to Swiss Re and its affiliates under this Agreement for the year ended December 31, 2001 aggregated US$0.1 million.

   In connection with the acquisition of PartnerRe SA (formerly known as SAFR or SAFR PartnerRe), Swiss Re entered into a Standstill Agreement with the Company dated July 10, 1997, pursuant to which Swiss Re's ownership and voting rights in the Company are limited to 30% of the voting power of the voting stock and voting stock equivalents of the Company. In connection with the acquisition of PartnerRe SA the Company granted Swiss Re registration rights for that portion of the Common Shares of the Company issued to Swiss Re in connection with the acquisition of PartnerRe SA that was not previously subject to registration rights.

   In the normal course of its underwriting activities, the Company and certain subsidiaries entered into reinsurance contracts (assumed and ceded) with Swiss Re and certain members of the Swiss Re Group. Included in the Company's 2001 consolidated results were assumed and ceded premiums of $15.3 million and $1.7 million, respectively, losses and loss expenses, including policy benefits for life contracts, of $8.9 million, loss recoveries of $11.5 million and assumed and ceded acquisition costs of $5.7 million and $0.5 million respectively. At December 31, 2001 there were reinsurance balances receivable and recoverable from members of the Swiss Re Group aggregating $26.8 million, unpaid losses and loss expenses, including benefits for life contracts of $20.1 million and funds held under reinsurance treaties of $0.3 million under these agreements.

  Investment Advisory Agreements

   The Company is party to Investment Advisory Agreements with Swiss Re. Under the Investment Advisory Agreements Swiss Re manages portions of the Company's portfolio of investment securities subject to the Company's investment guidelines and other restrictions. Pursuant to the terms of the Investment Advisory Agreement, the Company pays fees to Swiss Re. In 2001, the Company incurred expenses pursuant to the Investment Advisory Agreement totaling $0.9 million. See Note 9 to the Consolidated Financial Statements.

   The Company believes that the terms of such transactions were no less favorable to the Company than could have been obtained from third parties that were not affiliated with the Company. Transactions involving Swiss Re, or their affiliates, on the one hand, and the Company, on the other hand, require approval by a majority vote of the disinterested members of the Company's Board of Directors.

                            EXECUTIVE COMPENSATION

Human Resources Committee Report on Executive Compensation

  Executive Compensation Policy

   The Company's compensation policies for all executive officers, which comprise the named executive officers, are formulated and administered by the Human Resources Committee of the Board of Directors, composed of Lucio Stanca, John Rollwagen, Robert Baylis and Walter Kielholz. The Human Resources Committee also administers the 1993 Stock Option Plan, the Employee Incentive Plan and the defined contribution pension plans. The Company's compensation strategy is to align compensation with performance by emphasizing variable pay over base salary with an appropriate mix of annual and long-term incentives. The Committee elected to recommend payment of incentive bonuses and stock option grants based on evaluations of Company, unit and individual performance against predetermined objectives. An important element of the Company's compensation philosophy is to link its executives' compensation with the interests of shareholders. In determining the level of executive compensation, the Company also considers whether the compensation is competitive with similarly situated executives of competitors and peer companies. The level of compensation for a given position will be benchmarked annually against positions of comparable responsibility and function within a peer group of companies. The Committee may from time to time engage outside advisors to assist in the evaluation and design of compensation programs.

   Each of Messrs. Thiele, Benchimol, Dimmock, Moore and Meyenhofer has an employment agreement (described below) with the Company. The base salary component of each executive's compensation is, pursuant to the terms of each employment agreement, subject to annual review by the Human Resources Committee. The Human Resources Committee may make discretionary increases in the base salary based on the executive's contribution to the Company and competitive market considerations. In addition, under the terms of each employment agreement the Human Resources Committee may award annual cash bonuses to the executive and longer-term incentive awards in the form of stock options.

   Options under the Stock Option Plan and Employee Incentive Plan are granted at an exercise price equal to the fair market value of the Common Shares on the date of grant. The Human Resources Committee believes that grants of stock options at fair market value are an effective means of aligning an executive's compensation with the interests of shareholders, since the value of such options is tied directly to increases in the market value of the Common Shares. Compensation and stock option information for each of the executive officers of the Company is provided in the tables that follow.

  Chief Executive Officer's Compensation

   The base salary component of compensation for Mr. Thiele, President and Chief Executive Officer of the Company, for the year ended December 31, 2001 was $650,000. Mr. Thiele's base salary is subject to a joint annual review by the Human Resources Committee and the Governance Committee. For the year ended December 31, 2001 Mr. Thiele was awarded an annual incentive bonus of $735,313, which he elected to take in the form of 60% cash and 40% stock options. In determining Mr. Thiele's total compensation for the year the Human Resources Committee considered the Company's performance against plan and Mr. Thiele's individual performance against pre-determined objectives.

   Mr. Thiele is entitled to participate in the long-term incentive plan of the Company with stock option grants to be awarded at the annual discretion of the Human Resources Committee.

   The Human Resources Committee believes that stock options are an important part of Mr. Thiele's long-term compensation in that they provide a strong incentive to increase shareholder value.

                           Human Resources Committee

                                 Lucio Stanca
                                John Rollwagen
                                 Robert Baylis
                                Walter Kielholz

   The following tables summarize compensation paid and certain information regarding options granted to the Company's principal executive officers for the years ended December 31, 2001, 2000 and 1999.

                          Summary Compensation Table

                                                                                             Long-Term
                                                                                           Compensation
                                                         Annual Compensation                  Awards
                                               --------------------------------------- ---------------------
                                                                                                  Number of
                                                                                                  Securities
                                                                                                  Underlying
                                                                        Other Annual   Restricted  Options      All Other
         Name and Principal Position           Year  Salary   Bonus   Compensation (1) Stock (2)   Granted   Compensation (3)
         ---------------------------           ---- -------- -------- ---------------- ---------- ---------- ----------------
Patrick A. Thiele, President & Chief Executive
 Officer & Director (4)....................... 2001 $650,004 $735,313     $194,092                  54,375       $101,897
                                               2000 $108,333 $      0     $ 12,000       10,000     70,000       $  8,125
Albert Benchimol, Executive Vice President &
 Chief Financial Officer (5).................. 2001 $386,250 $340,160     $184,611           --     21,750       $ 61,588
                                               2000 $272,125 $282,000     $137,920                 100,000       $184,953
Graham J. Dimmock, Deputy Chief Executive
 Officer, PartnerRe Global (6)................ 2001 $286,376 $214,600     $  5,400           --     15,225       $ 83,294
                                               2000 $281,587 $196,650     $  5,147                  30,000       $ 72,608
                                               1999 $313,046 $162,801     $  8,217           --     30,000       $123,164
Bruno Meyenhofer, Chief Executive Officer,
 PartnerRe Global (7)......................... 2001 $329,027 $360,000     $     --                  21,750       $ 35,316
                                               2000 $305,652 $291,000     $     --           --     54,800       $ 53,990
                                               1999 $300,330 $250,275     $     --                  45,500       $ 33,946
Scott D. Moore, Chief Executive Officer,
 PartnerRe U.S................................ 2001 $386,250 $421,200     $      0           --     21,750       $ 53,015
                                               2000 $363,750 $333,750     $ 80,000                  50,000       $ 53,472
                                               1999 $330,000 $275,000     $120,000           --     50,000       $ 50,108

--------
(1) Mr. Thiele received a housing allowance of $ 183,750 in 2001 and $12,000 in 2000. Mr. Benchimol received a housing allowance of $180,000 in 2001 and $97,500 in 2000. Mr. Moore received a housing allowance of $0 in 2001, $80,000 in 2000, and $120,000 in 1999. Mr. Thiele received a car allowance of $9,592 in 2001 and $0 in 2000. Mr. Benchimol received a car allowance of $3,561 in 2001 and $40,420 in 2000. Mr. Dimmock received a car allowance of $5,400 (paid in Euro and converted at exchange rate of EUR 1.1099/USD) in 2001, $5,147 in 2000 and $8,217 in 1999. In 2001 the Company paid Club membership fees for Mr. Thiele of $750 and for Mr. Benchimol of $1,050.
(2) Mr. Thiele was granted restricted stock on December 4, 2000. The value of restricted stock is based on the market price of $ 54.50 on the date of the grant.
(3) Pension contributions were made to a defined contribution plan in 2001 for the benefit of Mr. Thiele of $101,897, for the benefit of Mr. Benchimol of $61,588 for the benefit of Mr. Dimmock of $50,485 (paid in Euro and converted at exchange rate of EUR 1.1099/USD), for the benefit of Mr. Meyenhofer of $35,316 (paid in Swiss Francs and converted at exchange rate of CHF 1.6868/USD) and for the benefit of Mr. Moore of $46,205 which included long-term disability and life insurance cover. Mr. Moore received tax services, which were paid by the Company of $6,810. The Company paid in 2001 to Mr. Dimmock tuition fees for his children of $28,674 (paid in Euro and converted at exchange rate of EUR 1.1099/USD) and tax services of $4,135 (paid in Euro and converted at exchange rate of EUR 1.1099/USD).
(4) Mr. Thiele joined the Company on December 1, 2000. In accordance with his employment contract, Mr. Thiele has elected to receive 40% of his 2001 annual bonus in the form of stock options and each option was valued at $20.23. All options granted as part of Mr. Thiele's annual incentive bonus vest immediately.
(5) Mr. Benchimol joined the Company on April 1, 2000.
(6) Mr. Dimmock's salary and bonus for 2001 was paid in Euro and was EUR 317,856 and EUR 238,190 respectively. In 2000 Mr. Dimmock's salary and bonus was paid in French Francs and was FRF 2,004,961 and FFR 1,000,000 respectively.
(7) Mr. Meyenhofer's salary and bonus for 2001 was paid in Swiss Francs and was CHF 555,003 and CHF 590,240 respectively. In 2000 Mr. Meyenhofer's salary and bonus was paid in Swiss Francs and was CHF 517,500 and CHF 375,000 respectively.

                       Option Grants in Last Fiscal Year

                               Percent                           Potential Realizable Value
                               of Total                                      at
                   Number of   Options                            Assumed Annual Rates of
                  Securities  Granted to Exercise                 Stock Price Appreciation
                  Underlying  Employees  Price per                    For Option Term
                    Options   in Fiscal   Common    Expiration   --------------------------
      Name        Granted (1)    Year      Share       Date           5%           10%
      ----        ----------- ---------- --------- -------------  ----------    ----------
Graham J. Dimmock   30,000         6%     $51.39   Feb. 27, 2011 $  969,567    $2,457,073
Scott D. Moore...   50,000        10%     $51.39   Feb. 27, 2011 $1,615,913    $4,095,042

--------
(1) Options were granted under the Stock Option Plan with an exercise price equal to the market value of the Company's Common Shares on the date of grant. The Options granted to Messrs. Dimmock and Moore were granted on February 27, 2001 and twenty per cent of the options vested on the date of grant and 20% vest on each anniversary date thereafter until 2005.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                               Number of
                                              Securities       Value of
                                              Underlying     Unexercised
                                              Unexercised    in-the-Money
                                                Options        Options
                            Shares             at Fiscal      at Fiscal
                           Acquired            Year-End        Year-End
                              on     Value   Exercisable/    Exercisable/
             Name          Exercise Realized Unexercisable Unexercisable(1)
             ----          -------- -------- ------------- ----------------
     Patrick Thiele.......    --       --            0/      $        0/
                                                 70,000      $    23,333
     Albert Benchimol.....    --       --       40,000/      $  937,500/
                                                 60,000      $ 1,406,250
     Graham J. Dimmock....    --       --       82,000/      $1,094,780/
                                                 60,000      $   630,600
     Bruno Meyenhofer/(2)/    --       --            0/      $        0/
                                                100,300      $ 1,698,400
     Scott D. Moore.......                     157,427/      $3,457,774/
                              --       --        88,000      $   948,377

--------
(1) Calculated based upon a price of $54.00 per share of the Company's Common Shares at December 31, 2001.
(2) The options granted to Mr. Meyenhofer are subject to a block on exercise for a period of four years from the date of grant.

Compensation of Directors

   Directors who are employees of the Company or its subsidiaries are not paid any fees or additional compensation for services as members of the Company's Board of Directors or any committee thereof. For 2001, non-employee directors each received fees of $35,000, which could be allocated to cash or Common Shares, at the Director's election. The Common Shares ("Directors' Shares"), if chosen, are granted under the Company's 1993 Non-Employee Director's Stock Plan (the "Director's Plan"), as described below. Mr. McLaughlin, the Chairman of the Board, received an additional $90,000 in 2001 for serving as the Chairman of the Company with an additional $15,000 paid to Orion Safety Products, a company owned by Mr. McLaughlin, in compensation for expenses such as office supplies, administrative support and office rental relating to the performance of Mr. McLaughlin's duties to the Company. Directors' fees are reviewed annually to take into account inflation, the overall financial performance and business prospects of the Company and peer group competitive data. A deferral plan permits directors to defer all or a portion of their cash compensation. All directors are reimbursed for travel and other related expenses incurred in attending meetings of the Board of Directors or committees thereof.

   The Directors' Shares granted under the Director's Plan are fully vested when granted. Directors' Shares granted under the Director's Plan are nontransferable, except with the consent of two-thirds of the Board of Directors of the Company, for six months after grant. Directors' Shares granted under the Director's Plan to directors who are employees of Swiss Re are subsequently transferred to Swiss Re pursuant to an arrangement between Swiss Re and its employees.

   Each director also receives as compensation an automatic annual award of options to purchase 8,000 Common Shares at an exercise price per Common Share equal to the market price per Common Share on the date of the award. In addition, Mr. McLaughlin receives an award of options equal to $10,000 (based on the market price of the Common Shares on the date of the annual shareholders' meeting) to purchase Common Shares for services as Chairman.

   A total of 800,000 Common Shares may be issued under the Director's Plan.

   The Director's Plan may be amended or terminated by the Company at any time, in whole or in part. However, any amendment for which shareholder approval is required by law will not be effective until such approval has been attained. Unless terminated earlier, the Director's Plan expires on October 27, 2003, the tenth anniversary of its adoption by the Board, and no further Directors Shares or Options may be granted thereunder after such date.

   The Company is party to agreements with Swiss Re, of which Walter B. Kielholz is Chief Executive Officer, and its affiliates. Swiss Re and certain of their affiliates receives fees from the Company pursuant to certain agreements with the Company. See "Certain Relationships and Related Transactions."

Employment, Severance and Change in Control Agreements

   The Company has entered into an employment agreement with Patrick Thiele to serve as the President and Chief Executive Officer of the Company. The agreement was amended by the Board of Directors in February 2002 and details of the amendments have been filed with the Securities and Exchange Commission. Mr. Thiele's compensation under the revised employment agreement includes (i) an annual base salary which is subject to review annually for increase at the discretion of the Human Resources Committee of the Board of Directors, (ii) an annual bonus determined by the Human Resources Committee of the Board of Directors but for guidance purposes, the target bonus would be 125% of Base Salary split as to a grant of options and cash or 100% in cash, depending on the wishes of Mr. Thiele, (iii) eligibility to participate in the Stock Option Plans of the Company and (iv) pension, welfare and fringe benefits.

   Mr. Thiele is entitled to receive reimbursement from the Company of expenses incurred in connection with, among other things, maintaining a residence in Bermuda and promoting the business of the Company, including expenses for travel and entertainment and living expenses while away from home on business or in the service of the Company. The employment agreement has no fixed term. In the event of a Change of Control in the Company, Mr. Thiele is entitled to receive two years of the last base salary and bonus equal to two times the target rate of bonus in the year when the Date of Termination occurs.

   In the event of termination of Mr. Thiele's employment by the Company without cause or by Mr. Thiele for good reason, Mr. Thiele will receive his then current base salary for a period of one year and all options granted to him under the Plans which remain unvested shall immediately vest and will remain exercisable for one year after the date of termination. Mr. Thiele will also retain the housing allowance and provision of a motor vehicle in Bermuda shall continue until the earlier of the date Mr. Thiele leaves Bermuda or 3 months after the Date of Termination. A pro rata bonus for the fiscal year in which the Employee leaves the Company will also be paid to Mr. Thiele. Any accrued salary and benefits will also be paid to Mr. Thiele.

   The Company has entered into an employment agreement with Albert Benchimol to serve as Executive Vice President and Chief Financial Officer of the Company. The employment agreement has an initial term of three years from the effective date of the agreement, which was April 1, 2000. Mr. Benchimol's compensation under the agreement includes (i) an annual salary which is subject to review annually for increase at the discretion of the Human Resources Committee of the Board of Directors of the Company, (ii) an annual bonus determined by the Human Resources Committee of the Board of Directors, (iii) participation in a long-term incentive compensation plan of the Company, such awards to be granted at the discretion of the Human Resources Committee of the Board of Directors and (iv) pension, welfare and fringe benefits. Mr. Benchimol is entitled to receive reimbursement from the Company of expenses incurred in connection with, among other things, maintaining a residence in Bermuda and promoting the business of the Company, including expenses for travel and entertainment and living expenses while away from home on business or in the service of the Company. In the event of a Change of Control in the Company, then Mr. Benchimol is entitled to receive two years of the last base salary and bonus equal to two times the target rate of bonus for Mr. Benchimol in the year when the Date of Termination occurs. In the event of termination of Mr. Benchimol's employment by the Company without cause or by Mr. Benchimol for good reason, Mr. Benchimol will receive compensation and benefits in accordance with the same formula as Mr. Thiele.

   The Company has an employment agreement with Graham J. Dimmock to serve as Executive Vice President of the Company. With effect from February 2002, Mr. Dimmock was appointed as Deputy Chief Executive Officer, PartnerRe Global. The employment agreement of Mr. Dimmock, who is located in the Paris office of the Company, will continue unless terminated by either party upon one-year notice. Mr. Dimmock's compensation under the employment agreement includes (i) an annual base salary which is subject to review annually for increase at the discretion of the Human Resources Committee of the Board of Directors, (ii) an annual bonus determined by the Human Resources Committee of the Board of Directors and (iii) pension, welfare and fringe benefits.

   The Company has an employment agreement with Scott D. Moore to serve as Senior Vice President and Chief Financial Officer of the Company. Mr. Moore relocated to New York in October 1998 and became President and Chief Executive Officer of PartnerRe US. The basic terms of employment of Mr. Moore as outlined below remain unchanged. The employment agreement remains in force unless the Company or Mr. Moore provides prior written notice of termination of at least twelve months. Mr. Moore's compensation under the employment agreement includes
(i) an annual base salary which is subject to review annually for increase at the discretion of the Human Resources Committee of the Board of Directors, (ii) an annual bonus determined by the Human Resources Committee of the Board of Directors, and (iii) pension, welfare and fringe benefits. In the event of termination of Mr. Moore's employment by the Company without cause or by

Mr. Moore for good reason, Mr. Moore shall receive his then current base salary for the remaining term of the agreement, but in no event less than 12 months base salary and a bonus equal to his prior year annual bonus, and all options granted to him which remain unvested will immediately vest and remain exercisable for 90 days after the date of termination.

   The Company has entered into an employment agreement with Bruno Meyenhofer to serve as Executive Vice President of the Company. In February 2002 Mr. Meyenhofer was appointed as Chief Executive Officer, PartnerRe Global. The employment agreement is open ended in time and provides for Mr. Meyenhofer to be awarded a base salary and to be entitled to receive an annual bonus based on performance. Mr. Meyenhofer will also be entitled to participate in the long-term incentive award plan of the Company.

   Messrs. Dimmock, Moore and Meyenhofer are entitled to benefits similar to those granted to Mr. Benchimol in the event of termination of employment in connection with a Change of Control of the Company.

Human Resources Committee Interlocks and Insider Participation

   The members of the Company's Human Resources Committee are Lucio Stanca, John Rollwagen, Robert Baylis and Walter Kielholz, none of who is an executive officer or employee of the Company or any of its subsidiaries. Mr. Kielholz is Chief Executive Officer of Swiss Re. The Company is party to agreements with Swiss Re and its affiliates and Swiss Re and certain of their affiliates receives fees from the Company pursuant to certain agreements with the Company. See "Certain Relationships and Related Transactions."

PROPOSAL TO APPROVE AN INCREASE IN THE AUTHORIZED SHARE CAPITAL OF THE COMPANY

   The Board of Directors proposes and recommends that the shareholders approve an increase in the authorized share capital of the Company from US$120,000,000 to US$150,000,000 by the creation of 30,000,000 undesignated shares of par value US$1.00 each. The Board of Directors may designate and authorize for issue the shares of such undesignated share capital as they deem advisable from time to time.

   Pursuant to the Company's Memorandum of Association, the authorized share capital of the Company currently consists of US$120,000,000, divided into 100,000,000 Common Shares of par value US$1.00 each, 14,000,000 Preferred Shares of par value US$1.00 each and 6,000,000 undesignated shares of par value US$1.00 each. At December 31, 2001 all of the 14,000,000 shares designated as Preferred Shares were in issue and 50,164,250 of the shares designated as Common Shares were in issue.

   In December of 2001, the Company filed a Shelf Registration Statement allowing for the issuance of up to US$600,000,000 of securities. The current authorized and unissued share capital limits the type of securities that could be issued if and when the Company decides to draw down on the Shelf Registration.

   The Board of Directors of the Company believes that the ability to issue different forms of securities enhances the Company's corporate financing opportunities. The increase in the authorized share capital will increase flexibility when considering future investment opportunities and acquisitions of other companies and will enhance the effectiveness of the Company's capital management and structuring in connection with such things as employee benefit plans, stock dividends and other corporate purposes.

   If approved by the shareholders of the Company, the increase in authorized share capital of the Company will be reflected in a Certificate of Deposit of Memorandum of Increase of Share Capital that will be attached to and will form part of the Company's Memorandum of Association.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCREASE IN THE AUTHORIZED SHARE CAPITAL OF THE COMPANY FROM US$120,000,000 TO US$150,000,000 BY THE CREATION OF 30,000,000 UNDESIGNATED SHARES PAR VALUE US$1.00 PER SHARE.

                               Performance Graph

   The graph set forth below compares the cumulative shareholder return, including reinvestment of dividends, on the Company's Common Shares to such return for Standard & Poor's ("S&P") 500 Composite Stock Price Index and S&P's Property-Casualty Industry Group Stock Price Index for the period commencing with the effective date of the initial public offering of the Company's Common Shares on October 28, 1993 and ending on December 31, 2001, assuming $100 was invested on October 28, 1993. Each measurement point on the graph below represents the cumulative shareholder return as measured by the last sale price at the end of each year during the period from October 28, 1993 through December 31, 2001. As depicted in the graph below, during this period the cumulative total shareholder return on the Company's stock was 219.02%, the cumulative total return for the S&P 500 Composite Stock Price Index was 185.18% and the cumulative total return for the S&P Property-Casualty Industry Group Stock Price Index was 125.32%.
                                    [CHART]

Annual                                      S&P 500        S&P Property-Casualty
                                       Composite Stock      Industry Group Stock
                    PartnerRe Ltd.       Price Index             Price Index
                    --------------     ---------------     ---------------------
Oct-93 (1)                100                   100                    100
Dec-93                 108.75               100.245                 94.483
Dec-94                 105.78               101.603                 98.976
Dec-95                142.749                139.65                133.844
Dec-96                179.999               171.628                163.377
Dec-97                249.952               228.815                232.947
Dec-98                251.217               294.073                211.772
Dec-99                183.114               355.874                 153.65
Dec-00                 352.74               323.456                244.157
Dec-01                319.018               285.182                225.323

                          Audit Committee Disclosure

   The Audit Committee of the Company advises shareholders that the four members of the Audit Committee are independent members of the board in that none of the members has been an employee for the last five years and none of the members or entities to which they belong has transacted significant business of any kind with the Company in the past five years as determined by the Board of Directors of the Company.

   Each member of the Audit Committee is financially literate, with the Chairman of the Committee, Mr. Robert Baylis, being a qualified Chartered Financial Analyst and having held very senior positions at the banking and investment operation, CS First Boston since 1993. Mr. McLaughlin, who is a member of the audit committee, presided over the Aspen Institute, which is an organisation providing specifically for the advancement of business people in the global community for many years and has had business exposure on many Boards including Viacom Inc. (formerly CBS) and Atlas Air. Mr. Holsboer was a senior executive of the ING/Nationale-Nederlanden from 1990 to 1999 and served as a member of the Executive Committee of ING Bank. Mr. Rollwagen is the Principal of Quatris Fund and he has been an investor and business advisor specializing in information technology since 1993.

   The Audit Committee Charter of the Company, which has been in place since 1993, was amended to accommodate the new rules adopted by the SEC and by the New York Stock Exchange and was adopted by the Board on May 19, 2000. It was subsequently amended in August 2001 and the amended Charter is appended to this Proxy Statement. The Audit Committee Charter outlines the scope of responsibilities of the Committee. The Charter also addresses the choice of independent Auditors and their selection, evaluation and if necessary, replacement. The Charter states that the Audit Committee is responsible for overseeing auditor independence. The Audit Committee Charter will be reviewed annually by the Board.

   The fees billed to the Company by the external auditors, Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the fiscal year 2001 were:

   Audit Fees.................................................... $1,110,620
   Financial Information Systems Design And Implementation
     Fees........................................................ $        0
   Other Fees
     Actuarial Support............................. $1,173,123
     Audit Related (a)............................. $  509,713
     Tax Consultation.............................. $   74,250
     Other......................................... $    2,940
                                                     ----------
     Total Other Fees..........................................   $1,760,026

   -----
   (a) Includes fees for consents, reviews of and required procedures related to filings and registration statements, internal control reviews and fees for the audit of company's employee benefit plans.

   The Audit Committee has reviewed and discussed with the independent auditors their judgments as to the quality of the Company's accounting principles and such other matters as are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended.

   The Audit Committee has discussed with the independent auditors whether the auditors' provision of non-audit related services is compatible with maintaining the auditors' independence from management and the Company and has received from the independent auditors written disclosures required by the Independence Standards Board, Standard No. 1.

   The Audit Committee has reviewed and discussed the audited financial statements with management and with the independent auditors of the Company, Deloitte & Touche. Based on such reviews and discussions the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

                                Audit Committee

                               Robert M. Baylis
                                Jan H. Holsboer
                              David T. McLaughlin
                               John A. Rollwagen

                     REAPPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors proposes and recommends that the shareholders reappoint the firm of Deloitte & Touche to serve as independent auditors of the Company until the 2003 annual general meeting. Deloitte & Touche has served as the Company's independent auditors from the Company's inception in August 1993 to the present. A representative of Deloitte & Touche will attend the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditors' remuneration to the Board of Directors.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REAPPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS UNTIL THE 2003 ANNUAL GENERAL MEETING AND THE REFERRAL TO THE BOARD OF DIRECTORS OF THE DETERMINATION OF THE AUDITORS' REMUNERATION.

                                 MISCELLANEOUS

   The Company will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of the mails, proxies may be solicited by a personal interview, telephone and telegram by directors, officers and employees of the Company, who will undertake such activities without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Shares held of record by such persons and entities and will be reimbursed for their reasonable expenses incurred in connection with forwarding such material.

   Shareholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing your proxy promptly, no matter how large or how small your holdings.

   At the date of this Proxy Statement, management has no knowledge of any business, other than that described herein, which will be presented for consideration at the Annual Meeting. In the event any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

Copies of Form 10-K Annual Report

   The Company will furnish, without charge, a copy of its annual report on Form 10-K for the year ending December 31, 2001, filed with the Securities and Exchange Commission, to each person solicited hereunder who mails a written request therefor to the Chief Financial Officer, PartnerRe Ltd., Chesney House, 96 Pitts Bay Road, Pembroke HM08, Bermuda. Such requests may also be made by placing a telephone call to 1-441-292-0888. The Company will also furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of all exhibits to such annual report on Form 10-K.

                                                                     Appendix A

                                PartnerRe Ltd.

                            AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE MISSION STATEMENT

   The Audit Committee has been established to oversee the financial reporting process and the internal control structure on behalf of the board of directors and shareholders. The Audit Committee will comprise at least three members of the board of directors, each of whom will be independent directors in that they are independent of management and of the original sponsors of the Company and free from any relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment as a committee member. The Audit Committee will meet regularly with management and the outside auditors and report on their activities to the full board of directors. In this regard, the Audit Committee will provide the outside auditors normal and ready access to the board of directors, as necessary, and will serve as an informed voice on the board of directors in support of financial and accounting matters.

RESPONSIBILITIES OF THE AUDIT COMMITTEE

   The Audit Committee's duties and responsibilities include, but are not limited to, the following:

  .  Review this Audit Charter annually.

  .  Review and approve the annual accounts.

  .  Review the adequacy of the Company's system of internal control.

  . Review the recommendations of management with regard to the appointment of independent auditors and recommend to the Board the appointment of independent auditors.

  .  Review Internal Audit Policy with Internal Auditor.

  .  Review Group Compliance with Internal Auditor.

  . Review and approve the independent auditors' proposed audit scope and approach.

  . Review the performance of the independent auditors and recommend to the Board their fee arrangements.

  . Meet periodically with the independent auditors and conduct a post audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

  . Review management's adoption (with the concurrence of the external auditors) of new accounting policies or changes in accounting policies and recommend these to the Board.

  .  Review management's monitoring of compliance with regulatory matters.

  . Review, with management (and the Company's counsel), any legal matters that could have a significant impact on the company's financial statements and bring these matters to the attention of the Board.

  . Review the findings of any examinations by regulatory agencies, such as the Securities and Exchange Commission or insurance regulatory authorities.

  . Review the approved Reserving Policy and ensure actual procedure follows policy.

  .  Review compliance with reinsurance underwriting guidelines.

  .  Review the internal procedures in the underwriting area.

  . Review Internal Audit presentations which are made by management to the Committee.

  . Review of related party relationships and where necessary ensure disclosure of related party transactions.

  . Ensure that a review of senior management expenses occurs on an annual basis for approval by the Board.

  .  Perform other oversight functions as requested by the board of directors.

  .  Selecting, evaluating and, if necessary, replacing the outside auditors.

PROCEDURES FOR THE AUDIT COMMITTEE

   The audit committee will meet at least four times per year in conjunction with regularly scheduled board of directors meetings and will have a Chairperson and a Secretary.

  .  The Board of Directors will:

--Approve the Audit Committee members

--Appoint an Audit Committee Chairman

  .  The Chairperson will:

--Conduct quarterly communication with the outside auditors regarding the quarterly review to be completed by the auditors and management (together and or separately). Such review will address:

   --the results of the quarterly outside auditors review.

--material weaknesses, if any.

--reportable conditions identified by the outside auditors during their review.

--Conduct all Audit Committee meetings.

--Ensure all matters before the Audit Committee are addressed and adequately resolved.

--Report to the full board of directors on Audit Committee activities, findings and recommendations.

--Receive from outside auditors a written statement outlining relationships between the outside auditors and the Company.

--Actively engage in dialogue with the outside auditors with respect to any disclosed relationships.

--Oversee the independence of the outside auditors.

  .  The Secretary will:

--Prepare and circulate Audit Committee meeting agendas.

--Prepare and circulate minutes of all Audit Committee meetings.

  .  Resource for this Committee will be the Internal Auditor and the CFO.

  .  The outside auditors will:

--Perform quarterly reviews of the interim financial statements included in the Company's 10-Q.

--Discuss with the Audit Committee Chairman various aspects of their quarterly review prior to the release of the 10-Q.

REPORTING TO THE BOARD OF DIRECTORS

   Based on the information, opinions and assurances provided by the outside auditors and senior management of the Company, the Audit Committee will report on the following to the board of directors:

  . The outside auditors are satisfied with the scope of their audit of the financial statements and the system of accounting and internal control of the Company.

  . The outside auditors have been given the full cooperation of management and staff of the Company in discharging their responsibilities.

  . In the opinion of the outside auditors and management, the financial statements present fairly, in all material respects, the financial positions and results of operations of the company.

  . The outside auditors and management of the Company are not aware of any illegal or improper activities or transactions or any violations of any applicable laws or code of business conduct.

  . The audited financial statements of the Company have been examined and approved by the Audit Committee and are submitted to the board of directors with a recommendation for approval.

  .  Confirm the independence of the external auditors to the Board.

  .  Report on the adequacy of the controls and compliance in the Company.

  . While the Audit Committee has the responsibility and power set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditors or to assure compliance with laws and regulations and the Company's policies generally.

   The Committee will keep the full board apprised of policy matters in an open and informative manner.